OREGON STEEL MILLS, INC.


                                                                     EXHIBIT 11

                         STATEMENT REGARDING COMPUTATION
                              OF PER SHARE EARNINGS
                  (In thousands, except per share data amounts)

                                            Three Months Ended
                                                  March 31,
                                           --------------------
                                            1997          1996
                                           ------        ------
Weighted average number of common
   shares outstanding                      25,694        19,422

Common stock equivalents arising
   from 598 shares of stock to be
   issued March 2003                          598           598
                                          -------      --------

                                           26,292        20,020
                                          =======      ========

Net income                                $ 7,122      $  6,518
                                          =======      ========

Net income per common and
   common equivalent share                   $.27          $.33
                                             ====          ====